UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35721 (Commission File Number)	45-5379027 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Purchase Agreement
On May 18, 2017, Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), Delek Logistics Finance Corp., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Finance Corp.” and together with the Partnership, the “Issuers”), and the Partnership’s existing subsidiaries (other than Finance Corp., the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $250,000,000 in aggregate principal amount of the Issuers’ 6.750% Senior Notes due 2025 (the “2025 Notes”), along with the related guarantees of the 2025 Notes. The 2025 Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The 2025 Notes are expected to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act.
The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, and customary conditions to closing, obligations of the parties and termination provisions.
Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Partnership or its affiliates. The Initial Purchasers have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of certain of the Initial Purchasers are lenders under the Partnership’s revolving credit facility.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 1.1.
Indenture and the 2025 Notes
On May 23, 2017, the Issuers, the Guarantors named therein and U.S. Bank, National Association, as trustee, entered into an indenture (the “Indenture”), pursuant to which the Issuers issued the 2025 Notes. The 2025 Notes are general unsecured senior obligations of the Issuers. The 2025 Notes are unconditionally guaranteed jointly and severally on a senior unsecured basis by the Guarantors and will be unconditionally guaranteed on the same basis by certain of the Partnership’s future subsidiaries. The 2025 Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers.
Interest and Maturity
The 2025 Notes will mature on May 15, 2025, and interest on the 2025 Notes is payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 2017. Interest will be payable to holders of record on the May 1 and November 1 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Optional Redemption
At any time prior to May 15, 2020, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2025 Notes issued under the Indenture, upon not less than 30 or more than 60 days’ notice, at a redemption price of 106.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more equity offerings by the Partnership, provided that:

•
at least 65% of the aggregate principal amount of the 2025 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2025 Notes held by the Partnership and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of each such equity offering.

Prior to May 15, 2020, the Issuers may on one or more occasions redeem all or part of the 2025 Notes, upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date, plus

•
accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after May 15, 2020, the Issuers may on one or more occasions redeem all or a part of the 2025 Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2025 Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR	PERCENTAGE
2020	105.063%
2021	103.375%
2022	101.688%
2023 and thereafter	100.000%

The Issuers may also redeem all (but not a portion of) the 2025 Notes under certain circumstances if 90% or more of the aggregate principal amount of the outstanding 2025 Notes are purchased in connection with a change of control or alternate offer.
Change of Control
If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of 2025 Notes may require the Partnership to repurchase all or any part of that holder’s 2025 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2025 Notes repurchased, plus any accrued and unpaid interest on the notes repurchased, to the date of settlement (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the settlement date).
Certain Covenants
The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of its restricted subsidiaries to: (i) incur, assume or guarantee additional indebtedness or issue certain convertible or redeemable equity securities; (ii) create liens to secure indebtedness; (iii) pay distributions on equity interests, repurchase equity securities or redeem subordinated securities; (iv) make investments; (v) restrict distributions, loans or other asset transfers from the Partnership’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of the Partnership’s properties to, another person; (vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; and (viii) enter into transactions with affiliates.
Events of Default
Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the then outstanding 2025 Notes may declare all the 2025 Notes immediately due and payable, except that a default resulting from a bankruptcy or insolvency with respect to the Partnership or any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership, will automatically cause all outstanding 2025 Notes to become due and payable immediately without further action or notice. Each of the following constitutes an event of default under the Indenture:

•	default for 30 days in the payment when due of interest on the 2025 Notes;

•	default in payment when due of the principal of, or premium, if any, on the 2025 Notes;

•
failure by the Partnership to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Partnership’s assets or failure by the Partnership to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

•	failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Indenture;

•
failure by the Partnership for 60 days after notice by the trustee or the holders of at least 25% in aggregate principal amount of the 2025 Notes then outstanding to comply with any of the other agreements in the Indenture;

•
default under any mortgage, indenture or instrument governing certain indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium, if any, on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates at such time $50.0 million or more, subject to a cure or waiver provision;

•
failure by the Partnership or any of its restricted subsidiaries to pay final non-appealeable judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•
except as permitted by the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

•
certain events of bankruptcy or insolvency described in the Indenture with respect to the Partnership, or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 6.750% Senior Note due 2025, which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively.
Registration Rights Agreement
On May 23, 2017, in connection with the issuance of the 2025 Notes, the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers, entered into a registration rights agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Issuers and the Guarantors will use their commercially reasonable efforts to cause to be filed with the Securities and Exchange Commission a registration statement on an appropriate registration form with respect to a registered exchange offer to exchange the 2025 Notes for new notes with terms substantially identical in all material respects with the 2025 Notes (except the new notes will not contain terms with respect to transfer restrictions). The Issuers and the Guarantors will use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act.
The Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 365 days after May 23, 2017. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors will use their commercially reasonably efforts to file a shelf registration statement covering resales of the 2025 Notes. If the Issuers and the Guarantors fail to satisfy such obligations (a “registration default”), the annual interest rate on the 2025 Notes will increase by 0.25%. The annual interest rate on the 2025 Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.75% per year over the applicable interest rate listed in the Indenture. If the registration default is corrected, the applicable interest rate will be reduced to the interest rate listed in the Indenture.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this Current Report on Form 8-K as Exhibit 4.3.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 relating to the 2025 Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial statements of businesses acquired.
Not applicable.
(b)    Pro Forma Financial Information.
Not applicable.
(c)    Shell company transactions.
Not applicable.
(d)    Exhibits.

1.1
Purchase Agreement, dated as of May 18, 2017, among the Partnership, Finance Corp., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

4.1	Indenture, dated as of May 23, 2017, among the Partnership, Finance Corp., the Guarantors named therein and U.S. Bank, National Association, as trustee.

4.2	Form of 6.750% Senior Note due 2025 (included as Exhibit A in Exhibit 4.1).

4.3
Registration Rights Agreement, dated as of May 23, 2017, among the Partnership, Finance Corp., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers, relating to the 2025 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2017	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

1.1
Purchase Agreement, dated as of May 18, 2017, among the Partnership, Finance Corp., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers named therein.

4.1	Indenture, dated as of May 23, 2017, among the Partnership, Finance Corp., the Guarantors named therein and U.S. Bank, National Association, as trustee.

4.2	Form of 6.750% Senior Note due 2025 (included as Exhibit A in Exhibit 4.1).

4.3
Registration Rights Agreement, dated as of May 23, 2017, among the Partnership, Finance Corp., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers, relating to the 2025 Notes.